Exhibit 21.1

Viavi Solutions Inc.

List of Legal Entities

as of June 27, 2015

State or Other Jurisdiction of
Name of Entity		Incorporation or Organization
DOMESTIC
1	Acterna LLC	Delaware
2	Acterna WG International Holdings LLC	Delaware
3	Arieso Inc.	Delaware
4	da Vinci Systems LLC	Delaware
5	CCOP International Holdings Inc.	Delaware
6	E20 Communications Inc.	Delaware
7	JDS Uniphase Corporation	Delaware
8	JDSU Acterna Holdings LLC	Delaware
9	JDSU Label LLC	California
10	JDSU Optical Corporation	Massachusetts
11	Lightwave Electronics Corporation	California
12	Lumentum Holdings Inc.	Delaware
13	Lumentum Operations LLC	Delaware
14	NI Holdings I, Inc.	Delaware
15	NI Holdings II, Inc.	Delaware
16	Network Instruments, LLC	Minnesota
17	OPKOR, Inc.	New York
18	Optical Coating Laboratory, LLC	Delaware
19	Ramar Corporation	Massachusetts
20	SDL Optics, Inc.	Delaware
21	SDL PIRI, Inc.	Delaware
22	Test-Um, Inc.	California
23	TTC Federal Systems, Inc.	Delaware
24	TTC International Holdings Inc.	Delaware
INTERNATIONAL
25	Acterna France SAS	France
26	Arieso Espana S.L. Unipersonal	Spain
27	Arieso Limited	United Kingdom
28	CCOP International (Thailand) Co. Ltd.	Thailand
29	da Vinci Technologies Pte Ltd.	Singapore
30	Dynatech Hong Kong Limited	Hong Kong
31	Flex Co., Ltd.	Beijing
32	JDS Uniphase (Israel) Limited	Israel
33	JDS Uniphase Asia Ltd.	Hong Kong
34	JDS Uniphase Canada Ltd	Canada
35	JDS Uniphase France, S.A.S.	France
36	JDS Uniphase Inc.	Canada

State or Other Jurisdiction of
Name of Entity		Incorporation or Organization
37	JDS Uniphase KK	Japan
38	JDS Uniphase Nova Scotia Limited	Nova Scotia
39	JDS Uniphase Singapore Pte Limited	Singapore
40	JDSU (Beijing) Ltd	Beijing
41	JDSU (Greater China) Ltd	Hong Kong
42	JDSU (Hong Kong) Ltd.	Hong Kong
43	JDSU AOT (Suzhou) Ltd	China
44	JDSU Australia Pty Ltd.	Australia
45	JDSU Austria GmbH	Austria
46	JDSU Benelux B.V.	Netherlands
47	JDSU Communication Technology (Shenzhen) Co. Ltd	China
48	JDSU de Mexico S.A. de C.V.	Mexico
49	JDSU Deutschland GmbH	Germany
50	JDSU do Brasil Ltda. & Cia	Brazil
51	JDSU Haberleşme Test ve Ölçüm Teknolojileri Tic. Ltd. Şti.	Turkey
52	JDSU Holdings GmbH	Germany
53	JDSU India Pvt. Ltd.	India
54	JDSU International GmbH	Germany
55	JDSU Italia s.r.l.	Italy
56	JDSU Korea Ltd	Korea
57	JDSU Malaysia Sdn Bhd	Malaysia
58	JDSU Nordic AB	Sweden
59	JDSU Polska Sp.z.o.o.	Poland
60	JDSU Schweiz AG	Switzerland
61	JDSU Spain S.A.	Spain
62	JDSU T&M Japan KK	Japan
63	JDSU T&M Singapore Pte Ltd	Singapore
64	JDSU UK Ltd.	United Kingdom
65	JDSU Ultrafast Lasers AG	Switzerland
66	JDSU World Holdings GmbH & Co. KG	Germany
67	Lumentum Netherlands BV	Netherlands
68	Network Instruments UK Limited	United Kingdom
69	NSE Shenzhen Co. Ltd.	China
70	TTC Asia Pacific Ltd.	Hong Kong
71	Viavi Solutions Canada Inc.	Canada